UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 9, 2005
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)		95207 (Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES
Loan and Security Agreement

Item 1.01 Entry into a Material Definitive Agreement
On November 9, 2005, Pac-West Telecomm, Inc. (“Pac-West”), Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Comerica Bank (the “Bank”), which provides for up to $5,000,000 of revolving advances and up to $15,000,000 of term loans.
The Loan Agreement provides for the Bank to make revolving advances to the Borrowers not to exceed the lesser of $5,000,000 or 80% of the Borrowers’ eligible accounts receivable until November 9, 2007, at which time all revolving loans are immediately due and payable. The Loan Agreement also provides for the Bank to make one or more term loans to the Borrowers in two tranches, Tranche A and Tranche B, which shall be used to finance capital expenditures and acquisitions and/or to refinance Pac-West’s 13.5% Senior Notes due in 2009 (the “13.5% Notes”). The term loans made pursuant to the Loan Agreement shall not exceed $15,000,000 in the aggregate, and shall also not exceed the following limitations: (1) 100% of the invoice amount of capital expenditures on equipment approved by the Bank from time to time to be purchased by the Borrowers, excluding software, taxes, shipping, warranty charges, freight discounts and installation expense (collectively, “Soft Costs”); (2) $4,500,000 toward the invoice amount of aggregate Soft Costs (in the case of (1) and (2), which the Borrowers shall, in any case, have purchased or expended since June 1, 2005); (3) $5,000,000 toward the purchase of the 13.5% Notes; and (4) $5,000,000 in the aggregate at any time for strategic acquisitions. Any such term loans made through June 9, 2006 may be made as Tranche A term loans. After June 9, 2006, no further Tranche A term loans shall be made, and any such terms loans outstanding under Tranche A on June 9, 2006 shall be payable in thirty-one (31) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2006 until paid in full. Term loans made from June 9, 2006 to January 9, 2007 shall be made as Tranche B term loans. After January 9, 2007, no further Tranche B term loans shall be made, and any such term loans outstanding under Tranche B on January 9, 2007 shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on February 1, 2007 until December 31, 2008, at which time all term loans shall be immediately due and payable.
Rates for borrowing under the Loan Agreement are based, at the Borrowers’ election, on an interest rate tied to a Eurodollar rate or the Bank’s prime rate. With respect to Eurodollar loans, the rate is 2.75% above Eurodollar for revolving advances and 3.25% above Eurodollar for term loans. With respect to prime rate loans, the rate is equal to the Bank’s prime rate for revolving advances and 0.5% above the Bank’s prime rate for term loans.
The Loan Agreement is secured by all personal property of the Borrowers. The Loan Agreement contains usual and customary events of default for facilities of this nature and provides that upon the occurrence of an event of default, the Bank may, among other things, accelerate the payment of all amounts payable under the Loan Agreement and cease to advance money or extend credit for the benefit of the Borrowers. Under the terms of the Loan Agreement, the Borrowers are also required to maintain certain financial and restrictive covenants which limit, among other things, the Borrowers’ ability to incur additional indebtedness, create liens, acquire, sell or dispose of certain assets, engage in certain mergers and acquisitions, pay dividends and make certain capital expenditures. Borrowing under the Loan Agreement is subject to receipt of specified regulatory approvals and the satisfaction of other customary conditions.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

10.1	Loan and Security Agreement dated as of November 9, 2005, by and between Comerica Bank and Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 14, 2005	PAC-WEST TELECOMM, INC.
(Registrant)

	By:	/s/ Ravi Brar
Ravi Brar
Chief Financial Officer

INDEX TO EXHIBITS

10.1	Loan and Security Agreement dated as of November 9, 2005, by and between Comerica Bank and Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc.